UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On October 17, 2019, the Board of Directors (the “Board”) of the Company approved a resolution to grant bonuses to certain employees and non-executive Board members for their work in negotiating and completing material acquisitions, including the acquisition of three casino properties from Eldorado Resorts, Inc. (the “Eldorado Acquistion”). The award is set between 0.15% and 0.25% of the total acquisition value, with final amounts and recipients to be determined by the Board. The Board set an award value for the Eldorado Acquisition bonus of $600,000, or 0.156% of the total acquisition value (the “Eldorado Bonus”). The Eldorado Bonus will be awarded upon successful completion of the Eldorado Acquisition as follows: $24,000 each to Gottfried Schellmann, Dinah Corbaci and Eduard Berger, $144,000 each to Peter Hoetzinger and Erwin Haitzmann, $100,000 to Margaret Stapleton. The remaining $140,000 will be paid to non-executive officers.

On October 17, 2019, the Compensation Committee of the Board approved a resolution to increase the annual base salaries of some of the Company’s named executive officers effective after closing of the Eldorado Acquisition, in recognition of the increased size and complexity of the Company following the Eldorado Acquisition.  The annual base salaries will be increased to $250,000 for Margaret Stapleton, €165,000 for Andreas Terler and €125,000 for Nikolaus Strohriegel. These are the first salary increases for these officers since 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: October 22, 2019	By: /s/ Margaret Stapleton
Margaret Stapleton
Chief Financial Officer